Exhibit 10.1
FEDERAL DEPOSIT INSURANCE CORPORATION
WASHINGTON, D.C.
AND
STATE OF MICHIGAN
OFFICE OF FINANCIAL AND INSURANCE REGULATION

)
In the Matter of	)	CONSENT ORDER
)
CF BANCORP	)	FDIC-09-676b
PORT HURON, MICHIGAN	)
)
(STATE CHARTERED	)
INSURED NONMEMBER BANK))
)
     CF Bancorp, Port Huron, Michigan (“Bank”), having been advised of its right to a NOTICE OF CHARGES AND OF HEARING detailing the unsafe or unsound banking practices and violations of law or regulation alleged to have been committed by the Bank, and of its right to a hearing on the charges under section 8(b) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b), under section 2304 of the Banking Code of 1999, Mich. Comp. Laws § 487.12304, regarding hearings before the Office of Financial and Insurance Regulation for the State of Michigan (“OFIR”) and having waived those rights, entered into a STIPULATION TO THE ISSUANCE OF A CONSENT ORDER(“STIPULATION”) with

representatives of the Federal Deposit Insurance Corporation (“FDIC”) and the OFIR, dated                     ,                     , whereby, solely for the purpose of this proceeding and without admitting or denying any charges of unsafe or unsound banking practices relating to asset quality, management or earnings, or violations of law or regulation, the Bank consented to the issuance of a CONSENT ORDER (“ORDER”) by the FDIC and the OFIR.
     The FDIC and the OFIR considered the matter and determined to accept the STIPULATION.
     Having also determined that the requirements for issuance of an order under 12 U.S.C. § 1818(b) and section 2304 of the Banking Code of 1999, Mich. Comp. Laws § 487.12304, have been met, the FDIC and the OFIR HEREBY ORDER that the Bank, its institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), and its successors and assigns, take affirmative action as follows:
MANAGEMENT
     1. (a) During the life of this ORDER, the Bank shall have and retain qualified management. Management shall be provided the necessary written authority to implement the provisions of this ORDER. The qualifications of management shall be assessed on its ability to:

(i)	Comply with the requirements of this ORDER;

(ii)	Operate the Bank in a safe and sound manner;

(iii)	Comply with applicable laws, rules, and regulations; and

(iv)	Restore all aspects of the Bank to a safe and sound condition, including capital adequacy, asset quality, management effectiveness, earnings, liquidity, and sensitivity to interest rate risk.
          (b) During the life of this ORDER, prior to the addition of any individual to the board of directors or the employment of any individual as a senior executive officer, the Bank shall request and obtain the written approval of the Chief Deputy Commissioner of the OFIR (“Chief Deputy Commissioner”). For purposes of this ORDER, “senior executive officer” is defined as in section 32 of the Act (“section 32”), 12 U.S.C. § 1831i, and section 303.101(b) of the FDIC Rules and Regulations, 12 C.F.R. § 303.101(b).
BOARD PARTICIPATION
     2. (a) As of the effective date of this ORDER, the board of directors shall increase its participation in the affairs of the Bank, assuming full responsibility for the approval of sound policies and objectives and for the supervision of all of the Bank’s activities, consistent with the role and expertise commonly expected for directors of banks of comparable size. This participation shall include meetings to be held no less frequently than monthly at which, at a minimum, the following areas shall be reviewed and approved: reports of income and expenses; new, overdue, renewal, insider, charged off, and recovered loans; investment activity; adoption or modification of operating policies; individual committee reports; audit reports; internal control reviews including management’s responses; and compliance with this ORDER. Board minutes shall document these reviews and approvals, including the names of any dissenting directors.
          (b) Within 30 days from the effective date of this ORDER, the Bank’s board of directors shall have in place a program that will provide for monitoring of the Bank’s compliance with this ORDER.
CAPITAL
     3. (a) Within 90 days from the effective date of this ORDER, the Bank shall have and maintain its level of Tier 1 capital as a percentage of its total assets (“capital ratio”) at a minimum of 9 percent and its level of qualifying total capital as a percentage of risk-weighted assets (“total risk based capital ratio”) at a minimum of 12 percent. For purposes of this ORDER, Tier 1 capital, qualifying total capital, total assets, and risk-weighted assets shall be calculated in accordance with Part 325 of the FDIC Rules and Regulations (“Part 325”), 12 C.F.R. Part 325.
          (b) If, while this ORDER is in effect, the Bank increases capital by the sale of new securities, the board of directors of the Bank shall adopt and implement a plan for the sale of such additional securities, including the voting of any shares owned or proxies held by or controlled by them in favor of said plan. Should the implementation of the plan involve public distribution of Bank securities, including a distribution limited only to the Bank’s existing shareholders, the Bank shall prepare detailed offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and the circumstances giving rise to the offering, and other material disclosures necessary to comply with Federal securities laws. Prior to the implementation of the plan and, in any event, not less than 20 days prior to the dissemination of such materials, the materials used in the sale of the securities shall be submitted to the FDIC Registration and Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429 and to the Office of Financial and Insurance Regulation, 611 West Ottawa Street, Lansing, Michigan, 48933, for their review. Any changes requested to be made in the materials by the FDIC or the OFIR shall be made prior to their dissemination.
          (c) In complying with the provisions of this paragraph, the Bank shall provide to any subscriber and/or purchaser of Bank securities written notice of any planned or existing development or other changes which are materially different from the information reflected in any offering materials used in connection with the sale of Bank securities. The written notice required by this paragraph shall be furnished within 10 calendar days of the date any material development or change was planned or occurred, whichever is earlier, and shall be furnished to every purchaser and/or subscriber of the Bank’s original offering materials.
SALE OR MERGE PLAN
     4. (a) Within 30 days from the effective date of this ORDER, the Bank shall develop, adopt and implement a plan to sell itself or to merge itself into a federally insured financial institution.

          (b) The plan required by this paragraph shall be acceptable to the Regional Director of the Chicago Regional Office of the FDIC (“Regional Director”) and the Chief Deputy Commissioner.
LOSS CHARGE-OFF
     5. As of the effective date of this Order the Bank shall charge off from its books and records any asset classified “Loss” in the July 13, 2009 Joint Report of Examination (“ROE”).
PROHIBITION OF ADDITIONAL LOANS TO CLASSIFIED BORROWERS
     6. (a) As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who is already obligated in any manner to the Bank on any extension of credit (including any portion thereof) that has been charged off the books of the Bank or classified “Loss” in the ROE, so long as such credit remains uncollected.
          (b) As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who is already obligated in any manner to the Bank on any extension of credit (including any portion thereof) that has been classified “Substandard”, “Doubtful”, or is listed for Special Mention in the ROE, and is uncollected unless the Bank’s board of directors has adopted, prior to such extension of credit, a detailed written statement giving the reason why such extension of credit is in the best interest of the Bank. A copy of the statement shall be signed by each Director, and incorporated in the minutes of the applicable board of directors’ meeting. A copy of the statement shall be placed in the appropriate loan file.
REDUCTION OF DELINQUENCIES AND CLASSIFIED ASSETS
     7. (a) Within 60 days from the effective date of this ORDER, the Bank shall adopt, implement, and adhere to, a written plan to reduce the Bank’s risk position in each asset in excess of $1,000,000 which is more than 90 days delinquent or classified “Substandard” or “Doubtful” in the ROE. The plan shall include, but not be limited to, provisions which:
(i)	Prohibit an extension of credit for the payment of interest, unless the Board provides, in writing, a detailed explanation of why the extension is in the best interest of the Bank;

(ii)	Provide for review of the current financial condition of each delinquent or classified borrower, including a review of borrower cash flow and collateral value;

(iii)	Delineate areas of responsibility for loan officers;

(iv)	Ensure all commercial purpose credits are managed by the commercial loan department and included, as appropriate, on the Bank’s watch list;

(v)	Establish dollar levels to which the Bank shall reduce delinquencies and classified assets within 6 and 12 months from the effective date of this ORDER; and

(vi)	Provide for the submission of monthly written progress reports to the Bank’s board of directors for review and notation in minutes of the meetings of the board of directors.
          (b) As used in this paragraph, “reduce” means to: (1) collect; (2) charge off; (3) sell; or (4) improve the quality of such assets so as to warrant removal of any adverse classification by the FDIC and OFIR.

          (c) A copy of the plan required by this paragraph shall be submitted to the Regional Director and the Chief Deputy Commissioner.
          (d) While this ORDER remains in effect, the plan shall be revised to include assets which become more than 90 days delinquent after the effective date of this ORDER or are adversely classified at any subsequent examinations.
LIQUIDITY
     8. On each Friday the Bank is open for business during the life of this ORDER, the Bank shall submit to the Regional Director and the Chief Deputy Commissioner a liquidity analysis report, in a format that is acceptable to the Regional Director and the Chief Deputy Commissioner.
DIVIDEND RESTRICTION
     9. As of the effective date of this ORDER, the Bank shall not declare or pay any cash dividend without the prior written consent of the Regional Director and the Chief Deputy Commissioner.
ALLOWANCE FOR LOAN AND LEASE LOSSES
     10. (a) Within 30 days of the effective date of this ORDER the Bank shall increase its Allowance for Loan and Lease Losses (“ALLL”) with an additional provision of $48,300,000.

          (b) Prior to submission or publication of all Reports of Condition and Income required by the FDIC after the effective date of this ORDER, the board of directors of the Bank shall review the adequacy of the Bank’s ALLL, provide for an adequate ALLL, and accurately report the same. The minutes of the board meeting at which such review is undertaken shall indicate the findings of the review, the amount of increase in the ALLL recommended, if any, and the basis for determination of the amount of ALLL provided. In making these determinations, the board of directors shall consider the FFIEC Instructions for the Reports of Condition and Income and any analysis of the Bank’s ALLL provided by the FDIC or OFIR.
          (b) ALLL entries required by this paragraph shall be made prior to any capital determinations required by this ORDER.
PROFIT PLAN AND BUDGET
     11. (a) Within 30 days from the effective date of this ORDER, the Bank shall adopt, implement, and adhere to a written profit plan and a realistic, comprehensive budget for all categories of income and expense for calendar year 2010. The plan required by this paragraph shall contain formal goals and strategies, consistent with sound banking practices, to reduce discretionary expenses and to improve the Bank’s overall earnings, and shall contain a description of the operating assumptions that form the basis for major projected income and expense components. In addition, the written profit plan shall identify the major areas in, and means by which, earnings will be improved.
          (b) Within 30 days from the end of each calendar quarter following completion of the profit plans and budgets required by this paragraph, the Bank’s board of directors shall evaluate the Bank’s actual performance in relation to the plan and budget, record the results of the evaluation, and note any actions taken by the Bank in the minutes of the board of directors’ meeting at which such evaluation is undertaken.
          (c) A written profit plan and budget shall be prepared for each calendar year for which this ORDER is in effect.
          (d) Copies of the plans and budgets required by this paragraph shall be submitted to the Regional Director and the Chief Deputy Commissioner.
STRATEGIC PLAN
     12. (a) Within 90 days from the effective date of this ORDER, the Bank shall formulate adopt, and implement a realistic, comprehensive strategic plan. The plan required by this paragraph shall contain an assessment of the Bank’s current financial condition and market area, and a description of the operating assumptions that form the basis for major projected income and expense components. The written strategic plan shall address, at a minimum:
(i)	Strategies for pricing policies and asset/liability management; and

(ii)	Financial goals, including pro forma statements for asset growth, capital adequacy, and earnings.
          (b) Within 30 days from the end of each calendar quarter following the effective date of this ORDER, the Bank’s board of directors shall evaluate the Bank’s actual performance in relation to the strategic plan required by this paragraph and record the results of the evaluation, and any actions taken by the Bank, in the minutes of the board of directors’ meeting at which such evaluation is undertaken.
          (c) The strategic plan required by this ORDER shall be revised 30 days prior to the end of each calendar year during which this ORDER is in effect. Thereafter the Bank shall approve the revised plan, which approval shall be recorded in the minutes of a board of directors’

meeting, and the Bank shall implement and adhere to the revised plan.
          (d) Copies of the plan and revisions thereto required by this paragraph shall be submitted to the Regional Director and the Chief Deputy Commissioner.
CONCENTRATIONS OF CREDIT
     13. (a) Within 30 days from the effective date of this Order, the Bank shall formulate, adopt and implement a written plan to manage each of the concentrations of credit identified on pages 86 through 87 of the ROE in a safe and sound manner. At a minimum, the plan must provide for written procedures for the ongoing measurement and monitoring of the concentrations of credit, and a limit on concentrations commensurate with the Bank’s capital position, safe and sound banking practices, and the overall risk profile of the Bank.
          (b) A copy of the plan required by this paragraph shall be submitted to the Regional Director and the Chief Deputy Commissioner.
INTERNAL ROUTINE AND CONTROLS
     14. (a) Within 60 days from the effective date of this ORDER, the Bank shall adopt, implement, and adhere to a policy for the operation of the Bank in such a manner as to provide adequate internal routine and controls consistent with safe and sound banking practices.
          (b) A copy of the policy required by this paragraph shall be submitted to the Regional Director and the Chief Deputy Commissioner.
CORRECTION OF VIOLATIONS
     15. Within 60 days from the effective date of this ORDER, the Bank shall eliminate and/or correct all violations of law, rule, and regulations listed on pages 41 through 45 of the ROE.
INTERNAL AUDIT
     16. Within 60 days from the effective date of this ORDER, the Bank’s board of directors shall comply with the Interagency Policy Statement on Internal Audit Function and its Outsourcing. Changes made by the Bank in its audit program as a result of complying with this paragraph shall be recorded in the applicable board of directors’ minutes and forwarded to the Regional Director and the Chief Deputy Commissioner.
INTEREST RATE RISK
     17. (a) Within 60 days of the effective date of this Order the Bank shall have procedures for managing the Bank’s sensitivity to interest rate risk. The procedures shall comply with the Joint Agency Statement of Policy on

Interest Rate Risk (June 26, 1996), and the Joint Supervisory Statement on Investment Securities and End-user Derivative Activities (April 23, 1998) and address the exceptions noted on pages 33, 39 and 46 of the ROE.
          (b) A copy of the policy revisions and procedures required by this paragraph shall be submitted to the Regional Director and the Chief Deputy Commissioner.
NOTIFICATION TO SHAREHOLDER
     18. Following the effective date of this ORDER, the Bank shall send to its shareholder a copy of this ORDER: (1) in conjunction with the Bank’s next shareholder communication; or (2) in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting.
PROGRESS REPORTS
     19. Within 30 days from the end of each calendar quarter following the effective date of this ORDER, the Bank shall furnish to the Regional Director and the Chief Deputy Commissioner written progress reports signed by each member of the Bank’s board of directors, detailing the actions taken to secure compliance with the ORDER and the results thereof.
     The effective date of this ORDER shall be the date of its issuance by the FDIC and OFIR.

     The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.
     The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provision has been modified, terminated, suspended, or set aside by the FDIC and OFIR.
     Pursuant to delegated authority.
               Dated:                                         ,                     .

M. Anthony Lowe	Stephen R. Hilker
Regional Director	Chief Deputy Commissioner
Chicago Regional Office	Office of Financial and
Federal Deposit Insurance	Insurance Regulation
Corporation	State of Michigan

17